SECURITIES AND EXCHANGE COMMISSION

                              Washington, D. C. 20549


                                       FORM 8-K

                                     CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act of 1934


Date of Report:  September 15, 1995
Date of earliest event reported:  September 14, 1995


                                         ASHLAND INC.
                 (Exact name of registrant as specified in its charter)


                                          Kentucky
                     (State or other jurisdiction of incorporation)

        1-2918                                          61--0122250
(Commission File Number)                             (I.R.S. Employer
                                                    Identification No.)


1000 Ashland Drive, Russell, Kentucky                       41169
(Address of principal executive offices)                  (Zip Code)


P.O. Box 391, Ashland, Kentucky                             41114
     (Mailing Address)                                    (Zip Code)


Registrant's telephone number, including area code (606) 329-3333


                                                       Total of  6  Pages
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Item 5.  Other Events

     On September 14, 1995, the Registrant issued a press release announcing that it will adopt a new accounting standard, Financial Accounting Standards (FAS) Board Statement No. 121, "Accounting For The Improvement of Long-Lived Assets" which will result in a non-recurring charge against earnings of approximately $90 million in the September quarter. The Registrant also announced it will take a charge against earnings of approximately $40 million in the September quarter for Ashland Petroleum Company's early retirement program and unrelated reorganization costs for Valvoline and Arch Mineral. The early retirement program and the then estimated costs were announced in a Form 8-K filed on May 10, 1995. Combined, the Registrant will take a one-time pre-tax charge of approximately $130 million against its fourth quarter earnings. The after-tax impact is expected to reduce earnings by about $1.25 per share.

     The foregoing summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto.


Item 7. Financial Statements and Exhibits

     (c) Exhibits

         (99) Press Release

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
                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 ASHLAND INC.
                                    ------------------------------------
                                                 (Registrant)



Date:  September 15, 1995                    /s/  Thomas L. Feazell
                                    ------------------------------------
                                    Name:   Thomas L. Feazell
                                    Title:  Senior Vice President,
                                            General Counsel and Secretary

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

                                 Exhibit Index

Exhibit No.                                                    Page No.

    99           Press Release of the Registrant dated             5
                 September 14, 1995


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